Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

BETWEEN

FS SPECIALTY LENDING FUND

AND

FS SPECIALTY LENDING ADVISOR, LLC

This Investment Advisory and Administrative Services Agreement (this “Agreement”) is made this 28th day of October, 2025, by and between FS SPECIALTY LENDING FUND, a Delaware statutory trust (the “Fund”), and FS SPECIALTY LENDING ADVISOR, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Fund desires to retain the Adviser to furnish investment advisory services to the Fund and to provide for the administrative services necessary for the operation of the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.             Duties of the Adviser.

(a)           Retention of Adviser. The Fund hereby appoints the Adviser to act as an investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the board of trustees of the Fund (the “Board”), for the period and upon the terms herein set forth, in accordance with:

(i)             the investment objectives, policies and restrictions that are set forth in the Fund’s filings with the Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time;

(ii)            all other applicable federal and state laws, rules and regulations, and the Fund’s amended and restated declaration of trust (as may be amended from time to time, the “Declaration of Trust”) and the Fund’s bylaws (as may be amended from time to time, the “Bylaws”); and

(iii)           such investment policies, directives and regulatory restrictions as the Fund may from time to time establish or issue and communicate to the Adviser in writing.

(b)           Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)             determine the composition and allocation of the Fund’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)            identify, evaluate and negotiate the structure of the investments made by the Fund;

(iii)           execute, monitor and service the Fund’s investments;

(iv)           place orders with respect to, and arrange for, any investment by the Fund;

(v)           determine the securities and other assets that the Fund shall purchase, retain, or sell;

(vi)           perform due diligence on prospective portfolio companies; and

(vii)          provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably request or require for the investment of its funds.

(c)           Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Fund hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority to act on behalf of the Fund to effectuate investment decisions for the Fund, including the negotiation, execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing (or to refinance existing debt financing), the Adviser shall arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create, or arrange for the creation of, such special purpose vehicle and to make investments through such special purpose vehicle in accordance with applicable law. The Fund also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.

(d)           Acceptance of Appointment. The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

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(e)           Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements (each, a “Sub-Advisory Agreement”) with other investment advisers or other service providers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder, subject to the oversight of the Adviser and the Fund. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund, with the scope of such services and oversight to be set forth in each Sub-Advisory Agreement.

(i)             The Adviser and not the Fund shall be responsible for any compensation payable to any Sub-Adviser.

(ii)            Any Sub-Advisory Agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to Board and Fund shareholder approval thereunder, and other applicable federal and state law.

(iii)           Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(f)            Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(g)           Record Retention. Subject to review by, and the overall control of, the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act or the Advisers Act, as applicable, any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and shall surrender promptly to the Fund any such records upon the Fund’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

2.             The Fund’s Responsibilities and Expenses Payable by the Fund.

(a)           Adviser Personnel. All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser or its affiliates and not by the Fund.

(b)           Costs. The Fund shall bear all other costs and expenses of its operations and transactions, as provided in the administration agreement between the Fund and the Adviser (the “Administration Agreement”).

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3.             Compensation of the Adviser.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a)           Base Management Fee.

(i)             For any quarter ending before the date on which the Fund’s common shares are first listed on a national securities exchange (the “Listing Date”), the Base Management Fee shall be calculated at an annual rate of 1.75% of the Fund’s average daily gross assets.

(ii)            For any quarter ending after the Listing Date, the Base Management Fee shall be calculated at an annual rate of 1.50% of the Fund’s average daily gross assets.

(iii)           The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average daily value of the Fund’s gross assets during the most recently completed calendar quarter. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. The Base Management Fee for any partial quarter shall be appropriately pro-rated.

(b)           Incentive Fee.

(i)             For any quarter ending before the Listing Date, the Incentive Fee shall be calculated and payable quarterly in arrears based on the Fund’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Incentive Fee shall be subject to a quarterly hurdle rate, expressed as a rate of return on Adjusted Capital (as defined below) at the beginning of the most recently completed calendar quarter, of 1.625% (6.5% annualized) (the “Pre-Listing Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees, if any, for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, expenses payable or reimbursed to the Administrator under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

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For purposes of this Paragraph 3(b)(i), “Adjusted Capital” shall mean cumulative gross proceeds generated from sales of the common shares by the Fund or its predecessor fund (including proceeds from the Fund’s or the predecessor fund’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Fund’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Fund’s or the predecessor fund’s share repurchase program.

The calculation of the Incentive Fee for each quarter ending before the Listing Date is as follows:

(A)             No Incentive Fee shall be payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Pre-Listing Hurdle Rate;

(B)             100% of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Pre-Listing Hurdle Rate but is less than or equal to 2.031% in any calendar quarter (8.125% annualized) shall be payable to the Adviser. This portion of the Fund’s Incentive Fee is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 2.031% (8.125% annualized) in any calendar quarter; and

(C)             For any quarter in which the Fund’s Pre-Incentive Fee Net Investment Income exceeds 2.031% (8.125% annualized), the Incentive Fee shall equal 20.0% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income, as the Pre-Listing Hurdle Rate and catch-up will have been achieved.

(ii)             For any quarter ending after the Listing Date, the Incentive Fee shall be calculated and payable quarterly in arrears based on the Fund’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Incentive Fee shall be subject to a quarterly hurdle rate, expressed as a rate of return on the Fund’s net assets at the beginning of the most recently completed calendar quarter, of 1.5% (6.0% annualized) (the “Post-Listing Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees, if any, for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, expenses payable or reimbursed to the Administrator under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

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The calculation of the Incentive Fee for each quarter ending after the Listing Date is as follows:

(A)             No Incentive Fee shall be payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Post-Listing Hurdle Rate;

(B)             100% of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Post-Listing Hurdle Rate but is less than or equal to 1.875% in any calendar quarter (7.5% annualized) shall be payable to the Adviser. This portion of the Fund’s Incentive Fee is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20.0% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.875% (7.5% annualized) in any calendar quarter; and

(C)             For any quarter in which the Fund’s Pre-Incentive Fee Net Investment Income exceeds 1.875% (7.5% annualized), the Incentive Fee shall equal 20.0% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income, as the Post-Listing Hurdle Rate and catch-up will have been achieved.

(c)           Waiver of Fees. The Adviser may elect from time to time, in its sole discretion, to waive its right to reimbursement or its receipt of the Base Management Fee and/or Incentive Fee.

4.             Covenants of the Adviser.

The Adviser is registered as an investment adviser under the Advisers Act and covenants that it will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.             Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

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6.             Other Activities of the Adviser.

The services provided by the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7.             Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a trustee, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.             Indemnification; Limitation of Liability.

The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees and controlling persons and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) shall not be liable to the Fund for any action taken or omitted to be taken by any such Indemnified Party in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Delaware or other applicable law or the Declaration of Trust. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

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9.             Duration and Termination of Agreement.

(a)           Term. This Agreement shall remain in effect for two (2) years commencing on the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board or the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party (“Independent Trustees”), in accordance with the requirements of the Investment Company Act.

(b)           Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, (i) by the Fund (x) upon the vote of a majority of the outstanding voting securities of the Fund or (y) upon the vote of the Fund’s Independent Trustees or (ii) by the Adviser. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

(c)           Payments to and Duties of Adviser Upon Termination.

(i)             After the termination of this Agreement, the Adviser shall not be entitled to compensation or reimbursement for further services provided hereunder, except that it shall be entitled to receive from the Fund within thirty (30) days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(ii)            The Adviser shall promptly upon termination:

(A)             deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

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(B)             deliver to the Board all assets and documents of the Fund then in custody of the Adviser; and

(C)             cooperate with the Fund to provide an orderly management transition.

10.           Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.           Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act and the Declaration of Trust.

12.           Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Fund is registered under the Investment Company Act or regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

13.           Severability.

If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

14.           Counterparts; Electronic Signatures

This Agreement may be executed in one or more counterparts and by exchange of original and/or electronic (PDF and/or DocuSign) signature pages, all of which shall be considered but one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FS SPECIALTY LENDING FUND

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel

FS SPECIALTY LENDING ADVISOR, LLC

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel

[Signature Page to Investment Advisory Agreement]

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